UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report September 28, 2020

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Line Road 9½

Denver, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	New York Stock Exchange - American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On September 28, 2020, Enservco Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, as sales agent (“A.G.P.”), pursuant to which the Company may offer and sell (the “Offering”), from time to time, at its option, through or to A.G.P., up to an aggregate of $3,600,000 of shares of the Company’s common stock, $0.005 par value per share (the “Shares”). Notwithstanding, the Company may not be able to offer and sell the entirety of the Shares due to limits with respect to our common stock authorization contained in our Certificate of Incorporation and compliance with securities laws limitations. Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3, as amended (File No. 333-240093), filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2020 and as amended on August 10, 2020 (the “Registration Statement”) and the prospectus supplement thereto filed with the SEC on September 28, 2020, relating to the Offering, by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if specified by the Company, by any other method permitted by law.

Subject to the terms of the Sales Agreement, including compliance by the Company with customary representations and warranties, A.G.P. will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NYSE American to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement. The Company will pay A.G.P. a commission at a fixed rate of 3% of the aggregate gross proceeds from each sale of the Shares under the Sales Agreement. The Company will also reimburse A.G.P. for certain expenses incurred in connection with the Sales Agreement and has agreed to provide A.G.P. with customary indemnification rights with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company currently intends to use any net proceeds from the Offering for its operating and working capital requirements and any other purposes that may be stated in any future prospectus supplement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

2

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Sales Agreement, dated September 28, 2020, by and between Enservco Corporation and A.G.P./Alliance Global Partners

5.1	Legal Opinion of Jones & Keller, P.C.

23.1	Consent of Jones & Keller, P.C. (included in exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 28, 2020.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chairman

3